Exhibit 10.16


EXECUTIVE COMPENSATION AGREEMENT
1995/96

EXECUTIVE: J.C. GOUACHE                      MANAGER:  Emmanuel ROUGIER

The EXECUTIVE compensation plan is based on two components:

  -- a salary, aligned with market information
  -- a bonus linked to the accomplishments of specific, quantifiable objectives.

The agreement between the EXECUTIVE and his MANAGER determines the salary and objectives for the year ended June 30, 1996 ("Fiscal 1996").

At the end of this period, the parties concerned will decide on the continuation of the process.

I.  SALARY

    Starting October 1, 1995, the EXECUTIVE'S annual gross salary will be: 595,280 French Francs

    It will be in effect for a period of 12 months, except in the event of a change in job function.

II. BONUS

    For the period from July 1, 1995 to June 30, 1996, the objectives and relevant bonuses for the EXECUTIVE are noted hereafter.

    1.	Increase in CAF of Limagrain Genetics International compared to actual results for Fiscal 1995

	40,000 French Francs multiplied by [CAF for Fiscal 1996 less 60,225K French Francs] divided by 15,000K French Francs

    2.	Increase in net sales of BioTechnica/LG Seeds compared to
proforma results for Fiscal 1995

	20,000 French Francs multiplied by [Net Sales of LG Seeds for Fiscal 1996 less $23,961,000] divided by $1,000,000

    3.	Improvement of CAF of BioTechnica/LG Seeds for Fiscal 1996

 If CAF is equal to or less than a negative $1,870,000, bonus will be $0

 If CAF is greater than a negative $1,870,000, bonus will be CAF96+$1,870,000 divided by $1,600,000, times 20,000 French Francs

NOTE:	CAF is a French accounting measurement of cash generated by
operations. It is equal to net income plus depreciation and amortization, adjusted by changes in inventory reserves, accounts receivable reserves, and gain or loss on disposal of fixed assets.

Payment of these bonuses is conditional upon the completion of the objectives as determined by the MANAGER and the EXECUTIVE for Fiscal 1996. Each objective will be analyzed separately during a meeting between the EXECUTIVE and his MANAGER.

I understand and agree with the compensation plan as outlined above. I have retained a signed copy of this agreement for my records.


Executed in Duplicate


/s/ Emmanuel ROUGIER                             /s/ J. C. GOUACHE
        MANAGER                                         EXECUTIVE



Dated:  October 4, 1995
        Amended February 9, 1996